DMC GLOBAL PROVIDES BUSINESS AND STRATEGIC REVIEW UPDATE;
ANNOUNCES GOVERNANCE CHANGES

Broomfield, CO – October 21, 2024 – DMC Global (NASDAQ: BOOM) (“DMC” or the “Company”) today provided an update on its business conditions and revised its third quarter financial guidance. The Company also commented on its strategic review process and announced governance changes. DMC said third quarter sales are expected to be approximately $152 million versus prior guidance of $158 million to $168 million. The results reflect weaker-than-expected sales at both Arcadia Products (“Arcadia”), DMC’s architectural building products business, and DynaEnergetics, DMC’s energy products business.

Adjusted EBITDA* is now expected to be approximately $5 million versus prior guidance of $15 million to $18 million. Third quarter results will include inventory and bad debt charges at DynaEnergetics totaling approximately $5 million, as well as lower fixed overhead absorption on reduced sales at both Arcadia and DynaEnergetics.

The Company said its third quarter financial results will include an approximate $142 million non-cash goodwill impairment charge associated with DMC’s December 2021 acquisition of a controlling interest in Arcadia. The charge reflects Arcadia’s recent financial performance and near-term outlook. These factors, combined with the significant decline in DMC’s market capitalization, led the Company to conclude that the goodwill impairment charge was appropriate at this time.

DMC president and CEO Michael Kuta, who is also leading Arcadia on an interim basis, said, “Arcadia’s third quarter performance was affected by weak commercial and high-end residential construction activity, lower fixed overhead absorption, and supply-chain disruptions that impacted product availability. Results at DynaEnergetics were below expectations due to declining North American well-completion activity, a higher mix of lower margin customers in DynaEnergetics’ U.S. markets, and the aforementioned inventory and bad debt charges. NobelClad, our composite metals business, is expected to deliver another strong quarter with sales and adjusted EBITDA results within or above our forecasted range.

“Arcadia is a solid business with exceptional employees and a respected brand, and we are focused on improving its performance and delivering the value its customers have come to expect. At DynaEnergetics, we expect the manufacturing automation and product design initiatives we are implementing will strengthen adjusted EBITDA margins beginning in 2025.”

Strategic Review Process
DMC’s Board of Directors (the “Board”) also announced it is no longer actively marketing DynaEnergetics and NobelClad. Since announcing strategic review processes for both businesses in January 2024, the Company has reviewed and considered sales, mergers and other strategic combinations. However, given the challenges of the last several months for DMC, including macroeconomic factors such as weakness and volatility in the energy market, the Board believes that prioritizing stability, simplification and internal improvement will better serve DMC’s stockholders than selling these market-leading businesses at the present time.

Governance Changes
DMC also announced that director James O’Leary has agreed to serve as executive chairman, director Ouma Sananikone has been appointed lead independent director, and David Aldous has stepped down as DMC’s independent chairman and as a member of the Board. In addition, Peter Rose has decided not to stand for re-election at the Company’s next annual meeting of stockholders. The Board wishes to recognize and thank Mr. Aldous and Mr. Rose for their years of service to DMC.

Mr. O’Leary joined the Board in November 2023 with nearly four decades of executive leadership, finance, capital markets and board-level experience. He has extensive expertise in the construction and industrial manufacturing industries and is on the board of publicly traded Builders FirstSource, Inc., the largest U.S. supplier of building products, prefabricated components and value-added services to the professional market segment for new residential construction and repair and remodeling.

Mr. O’Leary was chairman of publicly traded BMC Stock Holdings, Inc. prior to its merger with Builders FirstSource in 2021. He was also chairman and CEO of Kaydon Corporation, Inc., a leading, publicly traded manufacturer of highly engineered industrial products, which was sold to an industry peer in a successful strategic transaction. He more recently served as chairman and CEO of WireCo, a leading supplier of steel and synthetic rope and electromechanical cable for global energy markets. His experience also includes extensive work as a director and senior advisor at several leading private equity firms.

Ms. Sananikone joined the Board in 2023 with more than 30 years of experience in finance, capital markets, mergers and acquisitions and investment management. She previously served as managing director of corporate strategy and development at BT Financial Group, a $50 billion asset management firm that included BT Asset Management, Rothschild Asset Management and Westpac Financial Services. She also served as CEO at Australia-based Aberdeen Asset Management Ltd and Equitilink Group.  She was CEO at Equitilink when it was acquired by Aberdeen, and played a key role in the integration of the two asset management firms.

Ms. Sananikone currently serves on the boards of IA Financial Group, an insurance group with operations in Canada and the USA; Innergex Renewable Energy, a producer of renewable energy with operations in Canada, the USA, Chile and France; and Gecina, a Paris-based real estate company.

DMC expects to report third quarter financial results after the market closes on Monday, November 4, 2024, when it will discuss detailed operations performance and profitability improvement initiatives underway. Details for participating in the call will be issued in the coming days.

*Use of Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (GAAP), the Company also discloses certain non-GAAP financial measures that we use in operational and financial decision making. Non-GAAP financial measures include the following:

•EBITDA: defined as net income (loss) plus net interest, taxes, depreciation and amortization.
•Adjusted EBITDA: excludes from EBITDA stock-based compensation, restructuring expenses and asset impairment charges (if applicable) and, when appropriate, nonrecurring items that management does not utilize in assessing DMC’s operating performance.

Management believes providing these additional financial measures is useful to investors in understanding the Company’s operating performance, including the effects of restructuring, impairment, and other nonrecurring charges, as well as its liquidity. Management typically monitors the business utilizing non-GAAP measures, in addition to GAAP results, to understand and compare operating results across accounting periods, and certain management incentive awards are based, in part, on these measures. The presence of non-GAAP financial measures in this report is not intended to suggest that such measures be considered in isolation or as a substitute for, or as superior to, DMC’s GAAP information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

About DMC Global
DMC Global is an owner and operator of innovative, asset-light manufacturing businesses that provide unique, highly engineered products and differentiated solutions. DMC’s businesses have established leadership positions in their respective markets and consist of: Arcadia, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit: http://www.dmcglobal.com.

Safe Harbor Language
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, third quarter 2024 guidance on sales and Adjusted EBITDA. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and other factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect the Company and its financial results is available in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections within the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that the Company has filed with, or furnished to, the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

CONTACT:
Investors:
Geoff High
Vice President of Investor Relations
303-604-3924

Media:
Riyaz Lalani or Dan Gagnier
Gagnier Communications
416-305-1459
DMCGLOBAL@GAGNIERFC.COM